EXHIBIT A

JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D/A to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: February 14, 2003	AUSTIN VENTURES VII, L.P.

	By:	AV Partners VII, L.P., its general partner

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

AUSTIN VENTURES VIII, L.P.

	By:	AV Partners VIII, L.P., its general partner

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

AV PARTNERS VII, L.P.

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

AV PARTNERS VIII, L.P.

By: /s/ Kenneth P. DeAngelis Name: Kenneth P. DeAngelis Title: General Partner

/s/ Joseph C. Aragona Joseph C. Aragona

/s/ Kenneth P. DeAngelis Kenneth P. DeAngelis

/s/ Edward E. Olkkola Edward E. Olkkola

/s/ John D. Thornton John D. Thornton

/s/ Blaine F. Wesner Blaine F. Wesner

/s/ Christopher A. Pacitti Christopher A. Pacitti